HANSON PLC
Form of Officers’ Certificate
Pursuant to Sections 1.2 and 2.4 of the Indenture
     The undersigned                                         , the [Director] of Hanson PLC (the “Company”), and                                         , the [Director] of the Company, do hereby:
     (a) certify, pursuant to Section 1.2 of the Indenture, dated as of August 16, 2006 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), that:
1.	he has read and understands the provisions of the Indenture and the definitions relating thereto;

2.	the statements made in this Officers’ Certificate are based upon an examination of the provisions of the Indenture and upon the relevant books and records of the Company;

3.	in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions of the Indenture relating to the authentication of a series of the Company’s 6.125% Notes due 2016 (the “6.125% Notes”) have been complied with; and

4.	in his opinion, such covenants and conditions have been complied with; and
     (b) establish, pursuant to Section 2.4 of the Indenture, the terms of a series of the 6.125% Notes, which are to be authenticated and delivered by the Trustee in accordance with the Indenture, as follows:
1.	The title of the Securities is the “6.125% Notes due 2016.”

2.	The aggregate principal amount of the 6.125% Notes that may be authenticated and delivered under this Indenture is US$750,000,000.

3.	The date on which the principal of the 6.125% Notes is payable is August 15, 2016.

4.	The 6.125% Notes shall bear interest at the rate of 6.125% per annum; interest on the 6.125% Notes shall initially accrue from August 16, 2006 and thereafter from the most recent interest payment date; interest on the

6.125% Notes shall be paid semi-annually on February 15 and August 15, commencing February 15, 2007; and the record dates for the interest payable on the 6.125% Notes shall be February 1 next preceding any interest payment made in the month of February and August 1 next preceding any interest payment made in the month of August, as the case may be.

5.	The Company shall have no option to redeem the 6.125% Notes in whole or in part except as provided in Sections 11.8 and 11.9 in the Indenture.

6.	Section 3.8 of the Indenture shall apply to the 6.125% Notes.

7.	There is no sinking fund or analogous provisions and the holders of the 6.125% Notes shall not be entitled to require the Company to redeem, purchase or repay the 6.125% Notes at the option of the holders except in accordance with Section 3.8 of the Indenture.

8.	The 6.125% Notes shall be issued in whole or in part in the form of one or more Global Securities substantially in the form attached hereto as Exhibit A; the 6.125% Notes in the form of Global Securities shall be deposited with The Bank of New York, as custodian for The Depositary Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co.; any such Global Securities shall be exchangeable for Definitive Securities only as provided in Section 2.9 of the Indenture; 6.125% Notes so issued in definitive form will be in denominations of $1,000 and integral multiples thereof, and will be issued in registered form only, without coupons.

9.	There shall be no premium, upon redemption or otherwise, payable by the Company on the 6.125% Notes except as set forth in the Indenture.

10.	Banc of America Securities LLC and J.P. Morgan Securities Inc. are hereby appointed as “independent investment bankers” and “reference treasury dealers” in respect of the 6.125% Notes.

11.	The 6.125% Notes shall not be issued as Original Issue Discount Securities.

12.	Payments by the Company with respect to the Securities shall be made without deduction or withholding unless the Company is required to withhold or deduct by law or by interpretation or administration thereof by the relevant jurisdiction, political subdivision or taxing authority.
     Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

     IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.
     August 16, 2006

Name:
Title:

Name:
Title:

3